Exhibit 99

For additional information:
Rick Green President & CEO Laura Robertson EVP & CFO
For Immediate Release	(405) 372-2230

Southwest Bancorp Inc. Reports Net Income

of $5.2 Million for the First Quarter of 2012

April 18, 2012, Stillwater, Oklahoma . . . . Southwest Bancorp, Inc. (NASDAQ Global Select Market - OKSB, OKSBP), (“Southwest”), today reported earnings for the first quarter of 2012 of $5.2 million, compared to $2.5 million for the first quarter of 2011. Net income available to common shareholders was $4.1 million, or $0.21 per diluted share for the first quarter of 2012, compared to $1.4 million, or $0.07 per diluted share for the first quarter of 2011. The increase in quarterly income over the first quarter of 2011 was primarily the result of a lower required provision for loan losses and reduced noninterest expense, offset in part by a loan volume-driven decrease in net interest income. Southwest recorded a net loss of ($58.3) million and a net loss available to common shareholders of ($59.3) million, or ($3.05) per diluted share, for the fourth quarter of 2011.

“We are pleased with the first quarter earnings and quarter-end credit quality.” Rick Green, President and CEO, stated. “These positive outcomes are mainly attributable to the changes we made last spring in our credit and lending functions and our fourth quarter 2011 sales of loans and other real estate.” In the fourth quarter of 2011, Southwest sold approximately $300 million of loans and other real estate. Approximately $170 million of the total were nonperforming assets. The remaining assets sold were classified worse than “pass” in Southwest’s credit risk system or were pass assets related to other assets sold. These sales contributed to last year’s loss, but immediately and substantially reduced Southwest’s nonperforming assets and potential problem loans.

Mr. Green stated, “At quarter-end, our levels of nonperforming assets and potential problem loans were essentially the same as at year-end 2011, and our allowance for loan losses at quarter-end stood at over 300% of nonperforming loans.

“Our total portfolio loans continued to decrease in the quarter, as we had anticipated. The lower volume led to lower net interest income. The first quarter decrease is a result of ordinary payoffs and softness in loan demand. We plan to stabilize loan revenue and volume by generating new loans prudently and profitably, but currently expect continued volume declines until later this year.

“As of March 31, 2012, the capital ratios for Southwest and each of its banking subsidiaries continued to substantially exceed the ratios for regulatory classification as “well-capitalized”.

“Our first quarter 2012 produced a reasonable profit from solid core banking. Your Board of Directors and Management are driven to return to sustained profitability, the resumption of dividends for trust preferred securities, preferred stock, and common stock, and to once again produce reliable and attractive returns for our shareholders.”

Key items for the quarter were as follows:

Unless otherwise indicated, the following discussion excludes “covered” assets, which are subject to loss sharing agreements with the FDIC. For information on covered versus noncovered assets, please see the accompanying unaudited financial statements and tables.

•	Nonperforming loans were $14.4 million, 0.92% of portfolio loans, as of March 31, 2012, an increase of $0.9 million, or 6%, from $13.5 million, 0.80% of portfolio loans, as of December 31, 2011.

NASDAQ:	OKSB
OKSBP

Southwest Bancorp Inc. Reports Net Income of $5.2 Million for the First Quarter of 2012

•	The allowance for loan losses to nonperforming loans was 312.14% as of March 31, 2012 compared to 326.47% as of December 31, 2011.

•

Nonperforming assets were $33.8 million, or 2.12% of portfolio loans and other real estate, as of March 31, 2012, an increase of $0.4 million (1%) from $33.4 million, or 1.96% of portfolio loans and other real estate, as of December 31, 2011. The increase in nonperforming assets during the first quarter of 2012 is attributable to placing $3.9 million in loans on nonaccrual, offset in part by the net charge-off of $1.9 million in nonperforming loans, receipt of $1.0 million in resolutions and payments on nonperforming loans and $0.6 million from sales of other real estate, and transferring $0.1 million from nonperforming loans to other real estate.

•

Potential problem loans were $126.3 million as of March 31, 2012, a decrease of $6.7 million (5%) from $133.0 million as of December 31, 2011. The decrease in potential problem loans consists of $16.5 million in resolutions and paydowns, $9.5 million in upgrades, and $0.6 million in movement to nonaccrual, offset in part by $19.8 million in loans identified as potential problem loans.

•

The allowance for loan losses was $45.0 million at March 31, 2012, up $0.8 million, or 2%, from December 31, 2011. The allowance for loan losses to portfolio loans was 2.87% as of March 31, 2012 compared to 2.62% as of December 31, 2011.

•

The provision for loan losses (including a provision with respect to covered loans) was $1.7 million for the first quarter of 2012, while net charge-offs were $1.3 million. For the first quarter of 2011, the provision for loan losses and net charge-offs were $9.1 million and $13.0 million, respectively. The provision for loans losses is the amount of expense that is required to maintain the allowance for losses at an appropriate level based upon the inherent risks in the loan portfolio after the effects of net charge-offs for the period.

•	Portfolio loans decreased $116.3 million, or 7%, from year-end.

•

Investment securities increased $58.5 million, or 21%, to $333.9 million as of March 31, 2012, from $275.4 million as of December 31, 2011. The increase is primarily the result of a $10.0 million, or 38%, increase in municipal securities, an $11.2 million, or 17%, increase in U.S. government and agency securities, and a $37.0 million, or 20%, increase in residential mortgage-backed securities, which consists of government agency guaranteed securities. The investment portfolio is managed to provide safety, liquidity, and collateral for public funds and borrowings. Southwest plans to continue to invest in treasury, U.S. agency, and high grade municipal securities. The investment portfolio continues to be managed in compliance with the current investment policy, including the average duration of the portfolio not exceeding four years.

•

The capital ratios of Southwest and each of its banking subsidiaries, as of March 31, 2012, met the criteria for regulatory classification as “well-capitalized”. Southwest’s total regulatory capital was $401.8 million, for a total risk-based capital ratio of 22.49%, and Tier 1 capital was $378.9 million, for a Tier 1 risk-based capital ratio of 21.21%. Southwest’s capital exceeded the minimum to be classified as “well-capitalized” by $223.2 million. Stillwater National Bank, Southwest’s principal banking subsidiary, had total regulatory capital of $321.9 million, for a total risk-based capital ratio of 20.16%, and Tier 1 capital of $286.7 million, for a Tier 1 risk-based capital ratio of 17.95%. Stillwater National Bank exceeded the minimum to be classified as “well-capitalized” by $122.4 million. Designation as a well-capitalized institution under regulations does not constitute a recommendation or endorsement by Federal bank regulators. Stillwater National Bank’s leverage and total risk-based capital ratios also exceeded the individual minimum ratios agreed to with the Comptroller of the Currency of 8.50% and 12.50%.

•

In July 2011, Southwest determined to suspend payments of interest on its debentures and dividends on related trust preferred securities and to defer payments of dividends on its Series B Preferred Securities issued under the U.S. Treasury Department’s Capital Purchase Program. The terms of the debentures and trust preferred securities allow Southwest to increase or decrease the deferral period without default or penalty. As of March 31, 2012, $4.3 million was accrued for interest on the debentures and $3.1 million was accrued for dividends on the Series B Preferred Securities. Payments of dividends and debenture interest by Southwest and Stillwater National are subject to regulatory approval.

•	As of March 31, 2012, the holding company has $30.8 million in available cash.

NASDAQ:	OKSB
OKSBP

Southwest Bancorp Inc. Reports Net Income of $5.2 Million for the First Quarter of 2012

Financial Overview

Condition: Total assets were $2.3 billion and total loans were $1.6 billion at March 31, 2012, decreases of 5% and 7%, respectively, from December 31, 2011.

At March 31, 2012 the allowance for loan losses was $45.1 million, an increase of 1% from December 31, 2011.

Total core funding, which includes all non-brokered deposits and sweep repurchase agreements, comprised 98% of total funding as of March 31, 2012, compared to 94% at December 31, 2011. Core funding by segment is as follows as of March 31, 2012 and December 31, 2011, respectively: $1,386.1 million and $1,426.2 million in Oklahoma banking, $152.1 million and $156.2 million in Texas banking, $265.3 million and $273.6 million in Kansas banking, and $13.6 million and $3.9 million in the secondary market and other operations segments. Wholesale funding, including FHLB borrowings, federal funds purchased, and brokered deposits, accounted for 2% of total funding at March 31, 2012, compared to 6% at December 31, 2011. Please see Table 6 for details on these non-GAAP financial measures.

First Quarter Results:

Summary: Net income available to common shareholders was $4.1 million as of March 31, 2012, compared to $1.4 million as of March 31, 2011. The $2.7 million increase in our net income available to common shareholders from 2011 is the result of a $7.3 million decrease in the provision for loan losses, a $1.3 million decrease in noninterest expense, and a $0.3 million increase in noninterest income, offset in part by a $4.6 million decrease in net interest income and a $1.6 million increase in income tax expense.

The first quarter 2012 effective tax rate was 37.50%.

Net Interest Income: Net interest income totaled $20.9 million for the first quarter of 2012, compared to $25.4 million for the first quarter of 2011, a decrease of $4.6 million, or 18%, and to $21.9 million for the fourth quarter of 2011, a decrease of $1.0 million, or 5%. Net interest margin was 3.83% for the first quarter of 2012, compared to 3.78% for the first quarter of 2011 and 3.62% for the fourth quarter of 2011. Included in the first quarter of 2012 and the first quarter of 2011 net interest margins were immaterial adjustments of the discount accretion on loans and the loss share receivable, offset by immaterial interest reversals on nonaccrual loans. Included in the fourth quarter of 2011 was a net reduction of $1.2 million resulting from interest reversals on nonaccrual loans, offset by quarterly adjustments of the discount accretion on loans and the loss share receivable. The net effects of these adjustments on net interest margin were a 1 basis point increase for the first quarter of 2012, a 1 basis point increase for the first quarter of 2011, and a 19 basis point decrease for the fourth quarter of 2011.

Provision for Loan Losses and Net Charge Offs: The provision for loan losses totaled $1.7 million for the first quarter of 2012, compared to $9.1 million for first quarter of 2011 and $78.3 million for the fourth quarter of 2011. Net charge-offs totaled $1.3 million, or 0.32% (annualized) of average portfolio loans for the first quarter of 2012, compared to $13.0 million, or 2.25% (annualized) of average portfolio loans for the first quarter of 2011 and $98.3 million, or 19.78% (annualized) of average portfolio loans for the fourth quarter of 2011.

Noninterest Income: Noninterest income totaled $3.5 million for the first quarter of 2012, compared to $3.2 million for the first quarter of 2011 and $3.6 million for the fourth quarter of 2011. The increase from first quarter of 2011 in noninterest income was primarily the result of a $0.3 million increase in the gain on sale of loans, offset in part by a $0.1 million decrease in other noninterest income, which includes the withdrawal from investments that took place in first quarter of 2011.

Noninterest Expense: Noninterest expense totaled $14.3 million for the first quarter of 2012, compared to $15.6 million for the first quarter 2011 and $41.9 million for the fourth quarter of 2011. The decrease from first quarter of 2011 consists of: a $0.5 million decrease in FDIC and other insurance expense as a result of the change in premium calculation methodology from a deposit basis to an asset basis; a $0.4 million decrease in general and administrative expense, which is the result of reduced legal fees and no remaining obligation to accrue for estimated interest and penalties on unrecognized tax benefits; a $0.3 million decrease in personnel expense, primarily as a result of decreased profit sharing contributions; and a $0.3 million decrease in occupancy expense, due to decreased building rental expense, maintenance renewal expense, and depreciation expense as a result of controlling capital expenditures; offset in part by a $0.1 million increase in the provision for unfunded loan commitments.

NASDAQ:	OKSB
OKSBP

Southwest Bancorp Inc. Reports Net Income of $5.2 Million for the First Quarter of 2012

Southwest Bancorp and Subsidiaries

Southwest is the bank holding company for Stillwater National Bank and Trust Company (“Stillwater National”) and Bank of Kansas. Through its subsidiaries, Southwest offers commercial and consumer lending, deposit and investment services, specialized cash management, and other financial services from offices in Oklahoma, Texas, and Kansas, and on the Internet, through SNB DirectBanker®. We were organized in 1981 as the holding company for Stillwater National, which was chartered in 1894. At March 31, 2012 we had total assets of $2.3 billion, deposits of $1.8 billion, and shareholders’ equity of $311.6 million.

Our area of expertise focuses on the special financial needs of healthcare and health professionals, businesses and their managers and owners, and commercial and commercial real estate borrowers. We established a strategic focus on healthcare lending in 1974. We provide credit and other services, such as deposits, cash management, and document imaging for physicians and other healthcare practitioners to start or develop their practices and finance the development and purchase of medical offices, clinics, surgical care centers, hospitals, and similar facilities. As of March 31, 2012, approximately $562.5 million, or 35%, of our noncovered loans were loans to individuals and businesses in the healthcare industry. We conduct regular market reviews of our current and potential healthcare lending and the appropriate concentrations within healthcare based upon economic and regulatory conditions.

We also focus on commercial real estate mortgage and construction credits. We do not focus on one-to-four family residential development loans or “spec” residential property credits. Additionally, subprime residential lending has never been a part of our business strategy, and our exposure to subprime mortgage loans and subprime lenders is minimal. One-to-four family mortgages account for less than 5% of total noncovered loans. As of March 31, 2012 approximately $1.2 billion, or 76%, of our noncovered loans were commercial real estate mortgage and construction loans, including $376.8 million of loans to individuals and businesses in the healthcare industry.

Southwest’s common stock is traded on the NASDAQ Global Select Market under the symbol OKSB. Southwest’s public trust preferred securities are traded on the NASDAQ Global Select Market under the symbol OKSBP.

Caution About Forward-Looking Statements

We make forward-looking statements in this news release that are subject to risks and uncertainties. We intend these statements to be covered by the safe harbor provision for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include:

•	Statements of Southwest’s goals, intentions, and expectations;

•	Estimates of risks and of future costs and benefits;

•	Expectations regarding our future financial performance and the financial performance of our operating segments;

•	Expectations regarding regulatory actions;

•	Expectations regarding our ability to utilize tax loss benefits;

•	Assessments of loan quality, probable loan losses, and the amount and timing of loan payoffs;

•	Estimates of the value of assets held for sale or available for sale; and

•	Statements of our ability to achieve financial and other goals.

These forward-looking statements are subject to significant uncertainties because they are based upon: the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws, regulations, and accounting principles; changes in regulatory standards and examination policies, and a variety of other matters. These other matters include, among other things, the direct and indirect effects of economic conditions on interest rates, credit quality, loan demand, liquidity, and monetary and supervisory policies of banking regulators. Because of these uncertainties, the actual future results may be materially different from the results indicated by these forward-looking statements. In addition, Southwest’s past growth and performance do not necessarily indicate our future results. For other factors, risks, and uncertainties that could cause actual results to differ materially from estimates and projections contained in forward-looking statements, please read the “Risk Factors” contained in Southwest’s reports to the Securities and Exchange Commission.

The cautionary statements in this release also identify important factors and possible events that involve risk and uncertainties that could cause our actual results to differ materially from those contained in the forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made. We do

NASDAQ:	OKSB
OKSBP

Southwest Bancorp Inc. Reports Net Income of $5.2 Million for the First Quarter of 2012

not intend, and undertake no obligation, to update or revise any forward-looking statements contained in this release, whether as a result of differences in actual results, changes in assumptions, or changes in other factors affecting such statements, except as required by law.

Southwest is required under generally accepted accounting principles to evaluate subsequent events and their impact, if any, on its financial statements as of March 31, 2012 through the date its financial statements are filed with the Securities and Exchange Commission. The March 31, 2012 financial statements included in this release will be adjusted if necessary to properly reflect the impact of subsequent events on estimates used to prepare those statements.

NASDAQ:	OKSB
OKSBP

Southwest Bancorp Inc. Reports Net Income of $5.2 Million for the First Quarter of 2012

Financial Tables

Unaudited Financial Highlights	Table 1

Unaudited Consolidated Statements of Financial Condition	Table 2

Unaudited Consolidated Statements of Operations	Table 3

Unaudited Average Balances, Yields, and Rates-Quarterly	Table 4

Unaudited Quarterly Summary Loan Data	Table 5

Unaudited Quarterly Summary Financial Data	Table 6

Unaudited Quarterly Supplemental Analytical Data	Table 7

SOUTHWEST BANCORP, INC.	Table 1
UNAUDITED FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share)

	First Quarter			Fourth Quarter
QUARTERLY HIGHLIGHTS			%		%
	2012	2011	Change	2011	Change
Operations
Net interest income	$20,849	$25,421	(18)%	$21,901	(5)%
Provision for loan losses	1,716	9,050	(81)	78,285	(98)
Noninterest income	3,514	3,249	8	3,576	(2)
Noninterest expense	14,309	15,625	(8)	41,903	(66)
Income before taxes	8,338	3,995	109	(94,711)	(109)
Taxes on income	3,127	1,534	104	(36,450)	(109)
Net income	5,211	2,461	112	(58,261)	(109)
Net income available to common shareholders	4,119	1,408	193	(59,340)	(107)
Diluted earnings per share	0.21	0.07	200	(3.05)	(107)
Balance Sheet
Total assets	2,273,861	2,779,028	(18)	2,382,873	(5)
Loans held for sale	38,765	37,348	4	38,695	—
Noncovered portfolio loans	1,570,866	2,241,080	(30)	1,687,178	(7)
Covered portfolio loans	33,314	49,117	(32)	37,615	(11)
Total deposits	1,806,780	2,218,571	(19)	1,921,382	(6)
Total shareholders’ equity	311,643	379,350	(18)	307,186	1
Book value per common share	12.50	16.02	(22)	12.28	2
Key Ratios
Net interest margin	3.83%	3.78%		3.62%
Efficiency ratio	58.73	54.50		164.47
Total capital to risk-weighted assets	22.49	19.77		20.78
Nonperforming loans to portfolio loans - noncovered	0.92	6.04		0.80
Shareholders’ equity to total assets	13.71	13.65		12.89
Tangible common equity to tangible assets*	10.42	10.99		9.76
Return on average assets (annualized)	0.89	0.35		(8.96)
Return on average common equity (annualized)	6.84	1.81		(79.48)
Return on average tangible common equity (annualized)**	7.03	1.85		(81.35)

Balance sheet amounts and ratios are as of period end unless otherwise noted.

*	This is a Non-GAAP financial measure. Please see Table 6 for a reconciliation to the most directly comparable GAAP based measure.
**	This is a Non-GAAP financial measure.

Please see accompanying tables for additional financial information.

SOUTHWEST BANCORP, INC.	Table 2
UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per share)

	March 31, 2012	December 31, 2011	March 31, 2011
Assets
Cash and due from banks	$24,458	$30,247	$28,034
Interest-bearing deposits	167,005	199,642	89,529

Cash and cash equivalents	191,463	229,889	117,563
Securities held to maturity (fair values of $13,564, $15,885, $12,903, respectively)	12,981	15,252	13,042
Securities available for sale (amortized cost of $314,534, $253,869, $243,556, respectively)	320,879	260,100	245,394
Loans held for sale	38,765	38,695	37,348
Noncovered loans receivable	1,570,866	1,687,178	2,241,080
Less: Allowance for loan losses	(45,023)	(44,233)	(61,285)

Net noncovered loans receivable	1,525,843	1,642,945	2,179,795
Covered loans receivable (includes loss share: $8,638, $10,073, and $12,617, respectively)	33,314	37,615	49,117
Less: Allowance for loan losses	(60)	(451)	—

Net covered loans receivable	33,254	37,164	49,117
Net loans receivable	1,559,097	1,680,109	2,228,912
Accrued interest receivable	7,408	7,176	8,789
Income tax receivable	24,544	28,666	—
Premises and equipment, net	22,587	22,700	23,555
Noncovered other real estate	19,329	19,844	41,067
Covered other real estate	4,694	4,529	4,016
Goodwill	6,811	6,811	6,811
Other intangible assets, net	4,858	4,857	5,141
Other assets	60,445	64,245	47,390

Total assets	$2,273,861	$2,382,873	$2,779,028

Liabilities
Deposits:
Noninterest-bearing demand	$395,141	$400,985	$369,013
Interest-bearing demand	119,759	105,905	112,731
Money market accounts	349,419	423,181	486,770
Savings accounts	34,679	33,406	28,440
Time deposits of $100,000 or more	464,876	487,907	669,817
Other time deposits	442,906	469,998	551,800

Total deposits	1,806,780	1,921,382	2,218,571
Accrued interest payable	5,016	3,689	1,805
Income tax payable	—	—	3,510
Other liabilities	13,320	12,174	8,497
Other borrowings	55,139	56,479	85,332
Subordinated debentures	81,963	81,963	81,963

Total liabilities	1,962,218	2,075,687	2,399,678

Shareholders’ equity
Serial preferred stock; 2,000,000 shares authorized; 70,000 shares issued and outstanding	68,644	68,455	67,902
Common stock - $1 par value; 40,000,000 shares authorized; 19,445,913, 19,444,213, 19,438,290 shares issued and outstanding, respectively	19,446	19,444	19,438
Additional paid-in capital	98,895	98,932	98,994
Retained earnings	122,362	118,244	192,200
Accumulated other comprehensive income	2,296	2,111	816

Total shareholders’ equity	311,643	307,186	379,350

Total liabilities and shareholders’ equity	$2,273,861	$2,382,873	$2,779,028

SOUTHWEST BANCORP, INC.	Table 3
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share)

	For the three months ended March 31,
	2012	2011
Interest income
Loans	$23,377	$30,539
Investment securities	1,946	1,746
Other interest-earning assets	184	140

Total interest income	25,507	32,425

Interest expense
Interest-bearing deposits	2,896	5,133
Other borrowings	224	497
Subordinated debentures	1,538	1,374

Total interest expense	4,658	7,004

Net interest income	20,849	25,421

Provision for loan losses	1,716	9,050

Net interest income after provision for loan losses	19,133	16,371

Noninterest income
Service charges and fees	2,927	2,878
Gain on sales of loans	535	194
Other noninterest income	52	177

Total noninterest income	3,514	3,249

Noninterest expense
Salaries and employee benefits	7,247	7,515
Occupancy	2,545	2,804
FDIC and other insurance	783	1,243
Other real estate, net	372	436
General and administrative	3,362	3,627

Total noninterest expense	14,309	15,625

Income before taxes	8,338	3,995
Taxes on income	3,127	1,534

Net income	$5,211	$2,461

Net income available to common shareholders	$4,119	$1,408

Basic earnings per common share	$0.21	$0.07
Diluted earnings per common share	0.21	0.07
Common dividends declared per share	—	—

SOUTHWEST BANCORP, INC.	Table 4
UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES - QUARTERLY
(Dollars in thousands)

	For the three months ended March 31,
	2012			2011
	Average Balance	Interest	Average Yield/ Rate	Average Balance	Interest	Average Yield/ Rate
Assets
Noncovered loans	$1,664,615	$22,723	5.49%	$2,326,882	$29,655	5.17%
Covered loans	36,050	654	7.30	51,494	884	6.96
Investment securities	314,925	1,946	2.49	256,384	1,746	2.76
Other interest-earning assets	181,637	184	0.41	92,692	140	0.61

Total interest-earning assets	2,197,227	25,507	4.67	2,727,452	32,425	4.82
Other assets	158,921			91,807

Total assets	$2,356,148			$2,819,259

Liabilities and Shareholders’ Equity
Interest-bearing demand deposits	$120,605	$70	0.23%	$112,441	$124	0.45%
Money market accounts	393,820	286	0.29	491,306	677	0.56
Savings accounts	34,587	13	0.15	27,741	16	0.23
Time deposits	931,792	2,527	1.09	1,248,152	4,316	1.40

Total interest-bearing deposits	1,480,804	2,896	0.79	1,879,640	5,133	1.11
Other borrowings	54,848	224	1.64	90,198	497	2.23
Subordinated debentures	81,963	1,538	7.51	81,969	1,374	6.70

Total interest-bearing liabilities	1,617,615	4,658	1.16	2,051,807	7,004	1.38

Noninterest-bearing demand deposits	378,959			365,161
Other liabilities	48,688			19,789
Shareholders’ equity	310,886			382,502

Total liabilities and shareholders’ equity	$2,356,148			$2,819,259

Net interest income and spread		$20,849	3.51%		$25,421	3.44%

Net interest margin (1)			3.83%			3.78%

Average interest-earning assets to average interest-bearing liabilities	135.83%			132.93%

(1)	Net interest margin = annualized net interest income / average interest-earning assets

SOUTHWEST BANCORP, INC.	Table 5
UNAUDITED QUARTERLY SUMMARY LOAN DATA
(Dollars in thousands, except per share)

	2012	2011
	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
LOAN COMPOSITION
Noncovered:
Real estate mortgage:
Commercial	$996,486	$1,028,561	$1,169,010	$1,262,753	$1,302,164
One-to-four family residential	76,287	80,375	85,272	87,407	87,286
Real estate construction
Commercial	222,678	227,098	348,053	372,576	403,635
One-to-four family residential	3,814	4,987	25,527	26,400	26,758
Commercial	273,324	346,266	367,241	404,229	416,392
Installment and consumer:
Guaranteed student loans	5,276	5,396	5,547	5,600	5,700
Other	31,766	33,190	32,946	34,335	36,493

Total noncovered loans, including held for sale	1,609,631	1,725,873	2,033,596	2,193,300	2,278,428
Less allowance for loan losses	(45,023)	(44,233)	(64,698)	(54,575)	(61,285)

Total noncovered loans, net	$1,564,608	$1,681,640	$1,968,898	$2,138,725	$2,217,143

Covered:
Real estate mortgage:
Commercial	$22,607	$23,686	$23,201	$26,976	$28,929
One-to-four family residential	5,766	7,072	7,378	8,113	8,192
Real estate construction
Commercial	2,344	3,746	5,987	6,001	6,144
One-to-four family residential	—	—	—	172	281
Commercial	2,401	2,841	4,286	4,461	5,021
Installment and consumer:	196	270	357	430	550

Total covered loans	33,314	37,615	41,209	46,153	49,117
Less allowance for loan losses	(60)	(451)	—	—	—

Total covered loans, net	$33,254	$37,164	$41,209	$46,153	$49,117

LOANS BY SEGMENT
Oklahoma banking	$642,700	$688,592	$770,306	$834,189	$838,006
Texas banking	636,540	665,010	845,485	911,134	953,123
Kansas banking	202,050	238,468	252,302	260,431	272,685
Out of market	122,890	132,723	166,810	196,495	226,383

Subtotal	1,604,180	1,724,793	2,034,903	2,202,249	2,290,197
Secondary market	38,765	38,695	39,902	37,204	37,348

Total loans	$1,642,945	$1,763,488	$2,074,805	$2,239,453	$2,327,545

NONPERFORMING LOANS BY TYPE
Construction & development	$3,768	$3,877	$68,554	$73,487	$68,183
Commercial real estate	6,821	4,667	56,234	60,857	47,986
Commercial	2,209	3,374	6,080	15,224	16,633
One-to-four family residential	1,508	1,491	1,706	1,457	2,634
Consumer	118	140	152	153	27

Total nonperforming loans - noncovered	$14,424	$13,549	$132,726	$151,178	$135,463

NONPERFORMING LOANS BY SEGMENT
Oklahoma banking	$2,864	$3,699	$14,932	$18,870	$13,443
Texas banking	2,258	83	95,191	91,449	87,122
Kansas banking	8,617	9,070	7,976	9,725	7,924
Out of market	685	697	14,627	31,134	26,974

Total nonperforming loans - noncovered	$14,424	$13,549	$132,726	$151,178	$135,463

OTHER REAL ESTATE BY TYPE
Construction & development	$3,542	$3,542	$38,927	$12,588	$6,304
Commercial real estate	14,854	15,464	24,364	16,300	23,890
One-to-four family residential	933	838	7,494	10,068	10,873

Total other real estate - noncovered	$19,329	$19,844	$70,785	$38,956	$41,067

OTHER REAL ESTATE BY SEGMENT
Oklahoma banking	$6,273	$6,178	$8,709	$2,613	$4,616
Texas banking	9,846	9,846	35,270	17,398	18,652
Kansas banking	3,210	3,210	12,390	14,539	12,848
Out of market	—	610	14,416	4,406	4,951

Total other real estate - noncovered	$19,329	$19,844	$70,785	$38,956	$41,067

POTENTIAL PROBLEM LOANS BY TYPE
Construction & development	$33,907	$43,607	$75,867	$111,032	$111,204
Commercial real estate	67,654	55,873	162,692	140,079	85,833
Commercial	23,506	32,477	37,027	38,850	19,940
One-to-four family residential	1,253	1,082	1,108	1,210	429

Total potential problem loans - noncovered	$126,320	$133,039	$276,694	$291,171	$217,406

POTENTIAL PROBLEM LOANS BY SEGMENT
Oklahoma banking	$32,761	$27,481	$54,310	$42,565	$30,678
Texas banking	78,961	83,035	163,973	183,486	114,506
Kansas banking	1,893	836	14,530	11,289	19,472
Out of market	12,705	21,687	43,881	53,831	52,750

Total potential problem loans - noncovered	$126,320	$133,039	$276,694	$291,171	$217,406

Continued

SOUTHWEST BANCORP, INC.	Table 5
UNAUDITED QUARTERLY SUMMARY LOAN DATA	Continued
(Dollars in thousands, except per share)

	2012	2011
	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
OUT OF MARKET LOANS
Net balance out of market loans:
Arizona	$34,749	$26,372	$35,978	$49,977	$57,657
Iowa	23,130	26,494	26,626	26,695	26,759
Ohio	12,650	12,741	9,367	9,568	9,963
California	10,252	10,530	10,737	9,814	9,984
Tennessee	6,368	6,427	6,484	6,550	6,606
Florida	6,269	6,421	6,374	10,582	7,600
Arkansas	5,439	5,192	3,848	2,549	1,502
Louisiana	4,931	5,336	5,644	5,963	8,018
New Jersey	4,170	4,283	4,276	6,420	7,969
New Mexico	3,715	15,215	21,019	21,092	28,226
Other (16 states included)	11,217	13,712	36,457	47,285	62,099

Total out of market loans	$122,890	$132,723	$166,810	$196,495	$226,383

Nonperforming out of market loans:
Florida	$293	$299	$305	$1,479	$1,479
Arizona	261	267	8,441	16,745	10,316
Colorado	131	131	746	4,909	880
New Mexico		—	5,135	5,135	11,827
Alabama		—	—	157	172
Other	—	—	—	2,709	2,300

Total nonperforming out of market loans	$685	$697	$14,627	$31,134	$26,974

Potential problem out of market loans:
Iowa	$12,035	$—	$—	$—	$—
New Mexico	—	11,542	11,589	11,635	—
Arizona	—	9,463	10,287	14,865	25,242
California	570	578	593	9,423	9,575
Florida	100	104	108	116	—
Colorado	—	—	17,034	13,500	17,933
Alabama	—	—	4,270	4,292	—

Total potential problem out of market loans	$12,705	$21,687	$43,881	$53,831	$52,750

ALLOWANCE ACTIVITY
Balance, beginning of period	$44,684	$64,698	$54,575	$61,285	$65,229
Charge offs	1,936	99,604	16,067	27,562	13,392
Recoveries	619	1,305	1,564	712	398

Net charge offs	1,317	98,299	14,503	26,850	12,994
Provision for loan losses	1,716	78,285	24,626	20,140	9,050

Balance, end of period	$45,083	$44,684	$64,698	$54,575	$61,285

NET CHARGE OFFS BY TYPE
Construction & development	$(42)	$41,513	$7,177	$10,847	$1,012
Commercial real estate	14	50,070	5,702	7,593	7,290
Commercial	1,211	6,434	1,469	7,999	4,337
One-to-four family residential	123	1	55	165	58
Consumer	11	281	100	246	297

Total net charge offs by type	$1,317	$98,299	$14,503	$26,850	$12,994

NET CHARGE OFFS BY SEGMENT
Oklahoma banking	$1,070	$13,210	$1,058	$1,442	$1,593
Texas banking	229	64,370	7,386	9,163	4,502
Kansas banking	166	8,872	361	1,791	372
Out of market	(148)	11,847	5,698	14,454	6,527

Total net charge offs by segment	$1,317	$98,299	$14,503	$26,850	$12,994

SOUTHWEST BANCORP, INC.	Table 6
UNAUDITED QUARTERLY SUMMARY FINANCIAL DATA
(Dollars in thousands, except per share)

	2012	2011
	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
NET INCOME (LOSS) BY SEGMENT
Oklahoma banking	$3,158	$(5,586)	$7	$5,290	$3,435
Texas banking	3,161	(35,435)	(6,455)	1,575	1,079
Kansas banking	1,239	(7,533)	(612)	971	131
Out of market	(570)	(7,857)	(1,947)	(9,039)	(924)

Subtotal	6,988	(56,411)	(9,007)	(1,203)	3,721
Secondary market	286	144	90	127	(13)
Other operations	(2,063)	(1,994)	(608)	(1,894)	(1,247)

Net income (loss)	$5,211	$(58,261)	$(9,525)	$(2,970)	$2,461

PER SHARE DATA
Basic earnings per common share	$0.21	$(3.05)	$(0.54)	$(0.21)	$0.07
Diluted earnings per common share	0.21	(3.05)	(0.54)	(0.21)	0.07
Book value per common share	12.50	12.28	15.37	15.89	16.02
Tangible book value per share*	12.15	11.93	15.02	15.54	15.67
COMMON STOCK
Shares issued and outstanding	19,445,913	19,444,213	19,441,577	19,439,167	19,438,290
OTHER FINANCIAL DATA
Investment securities	$333,860	$275,352	$269,599	$268,153	$258,436
Loans held for sale	38,765	38,695	39,902	37,204	37,348
Noncovered portfolio loans	1,570,866	1,687,178	1,993,694	2,156,096	2,241,080
Total noncovered loans	1,609,631	1,725,873	2,033,596	2,193,300	2,278,428
Covered portfolio loans	33,314	37,615	41,209	46,153	49,117
Total assets	2,273,861	2,382,873	2,572,492	2,660,495	2,779,028
Total deposits	1,806,780	1,921,382	2,022,253	2,094,236	2,218,571
Other borrowings	55,139	56,479	86,583	96,682	85,332
Subordinated debentures	81,963	81,963	81,963	81,963	81,963
Total shareholders’ equity	311,643	307,186	367,024	376,930	379,350
Mortgage servicing portfolio	301,378	295,492	285,886	283,083	281,271
INTANGIBLE ASSET DATA
Goodwill	$6,811	$6,811	$6,811	$6,811	$6,811
Core deposit intangible	2,906	3,030	3,155	3,285	3,420
Mortgage servicing rights	1,952	1,825	1,808	1,781	1,718
Nonmortgage servicing rights	—	2	3	3	3

Total intangible assets	$11,669	$11,668	$11,777	$11,880	$11,952

Intangible amortization expense	$296	$252	$226	$222	$361

DEPOSIT COMPOSITION
Non-interest bearing demand	$395,141	$400,985	$388,365	$389,027	$369,013
Interest-bearing demand	119,759	105,905	98,270	124,346	112,731
Money market accounts	349,419	423,181	461,546	465,269	486,770
Savings accounts	34,679	33,406	31,319	29,586	28,440
Time deposits of $100,000 or more	464,876	487,907	551,914	570,116	669,817
Other time deposits	442,906	469,998	490,839	515,892	551,800

Total deposits**	$1,806,780	$1,921,382	$2,022,253	$2,094,236	$2,218,571

OFFICES AND EMPLOYEES
FTE Employees	435	435	437	437	424
Branches	23	23	23	23	23
Loan production offices	2	2	2	2	2
Assets per employee	$5,227	$5,478	$5,887	$6,088	$6,554

* This is a Non-GAAP based financial measure. ** Calculation of Non-brokered Deposits and Core Funding (Non-GAAP Financial Measures)

Total deposits	$1,806,780	$1,921,382	$2,022,253	$2,094,236	$2,218,571
Less:
Brokered time deposits	13,307	14,974	46,838	52,407	122,124
Other brokered deposits	6,529	78,236	105,483	105,392	112,033

Non-brokered deposits	$1,786,944	$1,828,172	$1,869,932	$1,936,437	$1,984,414

Plus:
Sweep repurchase agreements	30,139	31,482	40,305	30,636	27,214

Core funding	$1,817,083	$1,859,654	$1,910,237	$1,967,073	$2,011,628

Balance sheet amounts are as of period end unless otherwise noted.

SOUTHWEST BANCORP, INC.	Table 7
UNAUDITED QUARTERLY SUPPLEMENTAL ANALYTICAL DATA
(Dollars in thousands, except per share)

	2012	2011
	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
PERFORMANCE RATIOS
Return on average assets (annualized)	0.89%	(8.96)%	(1.43)%	(0.43)%	0.35%
Return on average common equity (annualized)	6.84	(79.48)	(13.42)	(5.11)	1.81
Return on average tangible common equity (annualized)*	7.03	(81.35)	(13.72)	(5.22)	1.85
Net interest margin (annualized)	3.83	3.62	3.77	3.79	3.78
Effective tax rate	37.50	38.49	35.23	54.53	38.40
Efficiency ratio	58.73	164.47	64.07	52.40	54.50
NONPERFORMING ASSETS
Noncovered:
Nonaccrual loans	$14,324	$13,506	$132,268	$151,135	$134,934
90 days past due and accruing	100	43	458	43	529

Total nonperforming loans	14,424	13,549	132,726	151,178	135,463
Other real estate	19,329	19,844	70,785	38,956	41,067

Total nonperforming assets	$33,753	$33,393	$203,511	$190,134	$176,530

Performing restructured	$1,700	$1,017	$1,026	$3,191	$2,166

Potential problem loans	$126,320	$133,039	$276,694	$291,171	$217,406

Covered:
Nonaccrual loans	$7,015	$7,128	$7,065	$9,800	$9,809
90 days past due and accruing	—	—	610	—	—

Total nonperforming loans	7,015	7,128	7,675	9,800	9,809
Other real estate	4,694	4,529	5,350	3,806	4,016

Total nonperforming assets	$11,709	$11,657	$13,025	$13,606	$13,825

Potential problem loans	$553	$912	$2,015	$2,731	$3,444

ASSET QUALITY RATIOS
Net loan charge-offs to average portfolio loans (annualized)	0.32%	19.78%	2.70%	4.76%	2.25%
Noncovered:
Nonperforming assets to portfolio loans and other real estate	2.12%	1.96%	9.86%	8.66%	7.74%
Nonperforming loans to portfolio loans	0.92	0.80	6.66	7.01	6.04
Allowance for loan losses to portfolio loans	2.87	2.62	3.25	2.53	2.73
Allowance for loan losses to nonperforming loans	312.14	326.47	48.75	36.10	45.24
Covered:
Nonperforming assets to portfolio loans and other real estate	30.81%	27.66%	27.98%	27.23%	26.02%
Nonperforming loans to portfolio loans	21.06	18.95	18.62	21.23	19.97
Allowance for loan losses to portfolio loans	0.24	1.64	—	—	—
Allowance for loan losses to nonperforming loans	0.86	6.33	—	—	—
CAPITAL RATIOS
Average total shareholders’ equity to average assets	13.19%	14.14%	14.39%	13.98%	13.57%
Leverage ratio	16.20	14.50	16.47	16.25	15.95
Tier 1 capital to risk-weighted assets	21.21	19.51	19.54	18.93	18.49
Total capital to risk-weighted assets	22.49	20.78	20.81	20.20	19.77
Tangible common equity to tangible assets***	10.42	9.76	11.38	11.38	10.99
REGULATORY CAPITAL DATA
Tier I capital	$378,949	$374,552	$433,628	$444,106	$447,803
Total capital	401,808	398,945	461,929	473,950	478,713
Total risk adjusted assets	1,786,282	1,920,075	2,219,271	2,346,596	2,421,752
Average total assets	2,339,784	2,562,094	2,633,000	2,733,561	2,807,518

* This is a Non-GAAP based financial measure.
*** Calculation of Tangible Capital to Tangible Assets (Non-GAAP Financial Measure)

Total shareholders’ equity	$311,643	$307,186	$367,024	$376,930	$379,350
Less:
Goodwill	6,811	6,811	6,811	6,811	6,811
Preferred stock	68,644	68,455	68,268	68,084	67,902

Tangible common equity	$236,188	$231,920	$291,945	$302,035	$304,637

Total assets	$2,273,861	$2,382,873	$2,572,492	$2,660,495	$2,779,028
Less goodwill	6,811	6,811	6,811	6,811	6,811

Tangible assets	$2,267,050	$2,376,062	$2,565,681	$2,653,684	$2,772,217

Tangible common equity to tangible assets	10.42%	9.76%	11.38%	11.38%	10.99%

Balance sheet amounts and ratios are as of period end unless otherwise noted.